Exhibit 99.1
________________________________________________________________________________










                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                    For the Plan Year Ended December 31, 1993



                        AMERICAN PRESIDENT PROFIT-SHARING PLAN
                            (Full Title of the Plan)



                         AMERICAN PRESIDENT COMPANIES, LTD.
           (Name of Issuer of the Securities Held Pursuant to the Plan)

                                  1111 Broadway
                             Oakland, California 94607
                      (Address of Principal Executive Office)

















________________________________________________________________________________

                             TABLE OF CONTENTS


                                                                      Page
                                                                     _____

      Report of Independent Public Accountants                          6

      Statement of Net Assets - December 31, 1993 and 1992              7

      Statement of Income and Changes in Net Assets
        For the Years Ended December 31, 1993, 1992 and 1991            8

      Notes to Financial Statements                                     9

      Supplementary Schedules:
        Schedule I - Master Trust Investments                          19
        Schedule II - Allocation of Plan Assets and
          Liabilities to Investment Programs                           20
        Schedule III - Allocation of Plan Income and
          Changes in Plan Equity to Investment Programs                21

      Exhibits:
       10.1     Copy of the American President Profit-Sharing Plan      *
                as amended and restated (revised edition), effective as of April 1, 1990, filed as Exhibit 10.9 to the Company Form SE (File No. 1-8544), dated March 27,
                1991.

       23.1     Consent of Independent Public Accountants.             24


     * Incorporated by Reference

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
  American President Companies, Ltd.:



We have audited the accompanying statement of net assets of the AMERICAN PRESIDENT PROFIT-SHARING PLAN (the "Plan") as of December 31, 1993 and 1992, and the related statement of income and changes in net assets for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1993 and 1992, and the income and changes in its net assets for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I, II and III are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a required part of the basic financial statements. The supplementary schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/ Arthur Andersen & Co.
San Francisco, California
April 22, 1994

                     American President Profit-Sharing Plan
                             Statement of Net Assets



                                                   As of December, 31
                                           __________________________________

                                               1993                  1992
                                           ___________           ___________
ASSETS

Investment in Master Trust,
 at Market Value                           $ 2,384,792           $ 1,693,556
 (the cost basis of this investment
   was $2,222,654 in 1993 and $1,630,720
   in 1992)

Receivable from American
 President Companies, Ltd.:
  Employer Contribution                         15,680                 8,925
  Employee Contribution                          9,910
                                           ___________           ___________
                                                25,590                 8,925
                                           ___________           ___________

TOTAL PLAN ASSETS                            2,410,382             1,702,481
                                           ___________           ___________


NET ASSETS AVAILABLE
 FOR BENEFITS                              $ 2,410,382           $ 1,702,481
                                           ===========           ===========



      The accompanying notes are an integral part of these statements.

                        American President Profit-Sharing Plan
                   Statement of Income and Changes in Net Assets


                                        For the Year Ended December 31,
                                ____________________________________________

                                      1993            1992             1991
                                   ________         ________        ________
INVESTMENT ACTIVITY
Dividend Income                  $   40,000       $   25,706      $   10,374
Interest Income                      49,099           39,815          28,946
Realized Gains                       51,726           25,808          31,563
Unrealized Appreciation
    (Depreciation)                   99,302          (38,471)        285,009
                                 __________       __________      __________

  TOTAL INVESTMENT ACTIVITY         240,127           52,858         355,892
                                 __________       __________      __________

CORPUS ACTIVITY

  Contributions
    Employer                        418,133          407,329         286,305
    Participants                    499,498          464,236         366,888
                                 __________       __________      __________

                                    917,631          871,565         653,193

  Withdrawals by Participants      (444,587)        (255,660)       (297,088)

  Administrative Expenses            (5,270)          (1,630)         (1,001)
                                 __________       __________      __________

  TOTAL CORPUS ACTIVITY             467,774          614,275         355,104
                                 __________       __________      __________

TOTAL INVESTMENT AND
  CORPUS ACTIVITY                   707,901          667,133         710,996

TRANSFERRED ASSETS                                                (4,457,137)

NET ASSETS AVAILABLE FOR
 BENEFITS, BEGINNING OF YEAR      1,702,481        1,035,348       4,781,489
                                 __________       __________      __________

NET ASSETS AVAILABLE FOR
 BENEFITS, END OF YEAR           $2,410,382       $1,702,481      $1,035,348
                                 ==========       ==========      ==========



        The accompanying notes are an integral part of these statements.

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN

Plan Description

The American President Profit-Sharing Plan (the "Plan") is a defined contribution plan. The Plan is subject to the provisions of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to qualify as a profit-sharing plan under section 401(a) of the Internal Revenue Code (the "Code") and contains a salary deferral arrangement intended to qualify under section 401(k) of the Code.

Administration

The Plan is administered by the Benefits Committee appointed by the Board of Directors of American President Companies, Ltd. (the "Company"), the parent company of the participating companies.

Trustee

The Plan trustee is Fidelity Management Trust Company.

Participation

All employees of the participating companies are eligible to participate in the Plan, except employees covered by a collective bargaining agreement, nonresident aliens and employees designated by the Company as not eligible to participate. The number of participants at December 31, 1993 and 1992 were 407 and 424, respectively.

A participant terminating employment may not make further contributions to the Plan, but may elect immediate distribution or deferral of distribution of benefits to a future period. Undistributed benefits credited to the participant's  account  continue  to share  in  the  gains  and  losses  of  the respective investment funds. The amount of Plan net assets available for benefits so deferred for distribution in each investment fund held by the Master Trust was:

                                                         December 31,
                                                 ____________________________

                                                       1993            1992
                                                   __________     __________

U.S. Bond Index Portfolio                           $  2,606
U.S. Equity Index Portfolio                            8,829       $    417
Retirement Money Market Portfolio                     12,672          8,526
Growth and Income Portfolio                            2,570
Magellan Fund                                            769
APC Stock Fund                                         4,739            268
                                                   __________     __________

Total Terminated Employees'
  Investment in Net Assets                          $ 32,185       $  9,211
                                                   ==========     ==========

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN  (continued)

The outstanding withdrawal requests for distribution of benefits received by the Plan administrator for terminated individuals as of Plan year-end was:

                                                         December 31,
                                                 ____________________________

                                                      1993           1992
                                                   __________     __________

U.S. Bond Index Portfolio                          $     910     $    1,610
U.S. Equity Index Portfolio                              726          3,819
Retirement Money Market Portfolio                     11,064         14,597
Growth and Income Portfolio                              694          6,465
Magellan Fund                                          9,048          5,766
APC Stock Fund                                         7,007         11,852
                                                   __________     __________

Total Terminated Employees'
  Withdrawal Requests                              $  29,449      $  44,109
                                                   ==========     ==========


Contribution Determination

The participants may contribute salary deferrals to the Plan in one percent increments up to 6% of their compensation, including overtime pay, bonuses and commissions. However, these salary deferrals may not exceed $8,994 and $8,728 in 1993 and 1992, respectively. Participants may make after-tax contributions, provided that the total of salary deferrals and after-tax contributions does not exceed 9% of their compensation. Participant's earnings covered by the Plan are limited to $235,840 and $228,860 in 1993 and 1992, respectively.

The participating companies make a basic annual contribution equal to 3% of the participants' compensation, as defined in the Plan, for such plan year. Also, the participating companies make contributions equal to 50% of the participant's contributions not to exceed 1-1/2 percent of the participant's compensation. The participating companies may make discretionary contributions to the Plan. There were no discretionary contributions made during the three years ended December 31, 1993.

Vesting

Employee and employer contributions are immediately vested. As of December 31, 1993, all participants' balances are fully vested.

Investments

Since April 1, 1990, the Plan has provided for seven investment funds which are maintained in a master trust (the "Master Trust"): the U.S. Bond Index Portfolio, the U.S. Equity Index Portfolio, the Retirement Money Market Portfolio, the Growth and Income Portfolio, the Magellan Fund, the APC Stock Fund and a Loan Fund (the "Funds"). At the direction of the Benefits Committee, the Loan Fund is managed by the Company, the APC Stock Fund is managed by the trustee and the remaining five funds are managed by the Fidelity Management & Research Company ("Fidelity"), an affiliate of the trustee. No sales charge is levied on the funds managed by Fidelity, however,

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN  (continued)

an annual fee is charged by Fidelity to cover the operating expenses of each fund, including the investment advisory fee. This fee is deducted from the investment return of the fund.

The  U.S.  Bond  Index  Portfolio  seeks  to  provide  investment  results  that correspond to the aggregate price and interest performance of the debt securities in the Shearson Lehman Aggregate Bond Index. However, the performance of this fund and the performance of the index may be significantly different, especially in the initial period of this fund's existence, which began on March 8, 1990. The securities purchased by this fund include U.S. Treasury obligations, U.S. agency obligations, foreign obligations, investment-grade U.S. corporate debt and mortgage-backed obligations. While weighted toward intermediate maturities, the fund can hold debt instruments with long maturities. The fund earns interest daily, and the interest is posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase more shares in the fund. Currently, the annual fee is 0.32% of the average asset value of the fund.

The U.S. Equity Index Portfolio has the goal of replicating the total return provided by the stocks included in the Standard & Poor's Daily Stock Price Index of 500 Common Stocks (the "S&P 500"). The fund buys and holds virtually all of the 500 stocks contained in the S&P 500 weighted in the same manner. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. Currently, the annual fee is 0.28% of the average asset value of the fund.

The Retirement Money Market Portfolio invests in high-quality money market instruments of domestic and foreign issuers which are denominated in U.S.
dollars. Such instruments are short-term obligations and range from U.S. Government securities to prime commercial paper issued by private borrowers. The fund seeks to obtain as high a level of current income as possible, given its principal objective of preserving capital and maintaining a share value of $1.00. Interest income is earned daily and posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase additional shares in the
fund.   Currently,  the annual fee is 0.42% of the average asset  value  of  the fund.

The Growth and Income Portfolio invests in a combination of common stocks, preferred stocks, convertible securities and fixed-income instruments of all types and quality levels. It seeks both long-term growth through capital appreciation and current income through dividends and interest. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total distribution of the account. The quarterly dividends are reinvested to purchase additional shares in the fund. Currently, the annual fee is 0.83% of the average asset value of the fund, 0.53% of which represents the investment advisory fee.

The Magellan Fund seeks capital appreciation by maintaining a portfolio primarily invested in common stocks and securities convertible into common stocks. Up to 20% of this fund may also be invested in debt securities of all types and quality levels issued by domestic and foreign issuers. The fund is

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN  (continued)

relatively aggressive in pursuing growth. Dividends are declared and posted to the participant's account in May and December of each calendar year. The undistributed semi-annual dividends are reinvested to purchase additional shares in the fund. Currently, the annual fee is .99% of the average asset value of the fund, 0.76% of which represents the investment advisory fee.

The APC Stock Fund consists entirely of shares of the Company's Common Stock ("Common Stock"). The aggregate commissions paid by the Plan and included in the cost basis of the shares purchased during the three years ended December 31, 1993 were approximately $979. No other fee is levied by the fund.

The Loan Fund is invested solely in promissory notes executed by participants. With the Company's consent, a participant may borrow from his or her account up to the lesser of $50,000 or 50% of the participant's vested interest. The outstanding balance of all prior loans under the Plan or any other plan maintained by the Company or its affiliates reduces the amount available for future loans. Moreover, the $50,000 limit is reduced by the amount of any loan repayments made during the most recent 12 months. The minimum amount for any loan is $1,000 and the minimum monthly loan repayment is $50. Loans bear interest at the prime rate of the Chase Manhattan Bank, N.A. and must be repaid within five years, except for loans used to acquire a principal residence which must be repaid within 15 years. All loans, regardless of term, become due and payable as soon as the participant's employment terminates. A new loan set-up fee of $35 and a quarterly maintenance fee of $3.75 are charged against the accounts of the participants by Fidelity Institutional Retirement Services Company, the Plan's current recordkeeper.

Plan participants may choose to have their future contributions invested in any combination of the Funds, except that no more than 50% of the contributions may be directed to the APC Stock Fund. The only other requirement is that the investment allocation be made in whole percentage points. In addition, the APC Stock Fund option is not available for rollover contributions. Plan participants may also transfer all or a portion of their existing account balances to any other investment funds except that account balances may not be transferred to the APC Stock Fund.

As of December 31, 1993, the number of participants in each Fund was as follows:
U.S. Bond Index Portfolio - 79; U.S. Equity Index Portfolio - 93; Retirement Money Market Portfolio - 317; Growth and Income Portfolio - 80; Magellan Fund - 109; APC Stock Fund - 169; and Loan Fund - 381. The number of participants in the Plan is less than the sum of the number of participants in each Fund because a participant may invest in more than one Fund.

Funding

Employee contributions are made primarily through payroll deductions and are deposited as soon as administratively possible after they are withheld. Company contributions with respect to any month are deposited as soon as they can be computed but no later than 90 days from the last day of such month. Contributions and investments are held by the trustee.

Termination of the Plan

Although the Company has no present intention to terminate the Plan, it may do so at any time. Upon termination of the Plan, each participant will be fully vested with respect to company contributions and forfeitures.

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Financial statements of the Plan are prepared on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Valuation of Investments

Investments held by the Master Trust are carried at market value based upon quoted market prices as determined by the trustee. The cost of plan investments represents average cost as determined by the trustee. Interest income, dividend income, realized gains and losses on investment transactions and unrealized appreciation or depreciation in the Funds are allocated to each participant's account based on the amount of shares credited to the account on a daily basis, according to the investment mix elected by the participant. Participant loans are carried at face value which approximates fair value.


3.  INVESTMENT IN MASTER TRUST

Effective April 1, 1990, Fidelity Management Trust Company entered into a trust agreement with the Company to serve as the trustee of the Plan.

The trust agreement allows benefit plans of subsidiaries to participate in the Master Trust. Income from each investment fund allocated to each plan represents the aggregate of the investment income of the fund allocated to all participants in that plan.

The  following  is  a summary of the net value of Plan interest  in  the  Master
Trust:

                           American President American President
                             Profit-Sharing    Companies, Ltd      Total
                                  Plan           SMART Plan     Master Trust
                             ______________    ______________   ____________
Net Value of Plan Interest
  in Master Trust at
  December 31, 1993            $2,384,792       $130,590,394    $132,975,186
                               ==========       ============    ============

Percentage of Total                 2%                98%            100%
                               ==========       ============    ============
Net Value of Plan Interest
  in Master Trust at
  December 31, 1992            $1,693,556       $107,398,683    $109,092,239
                               ==========       ============    ============

Percentage of Total                 2%               98%           100%
                               ==========       ============    ============

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)

     The following are summary financial statements of the Master Trust:

                                                 Statement of Net Assets of the Master Trust


                                                                      December 31, 1993
                               __________________________________________________________________________________________________
                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
                               __________  ___________   ___________ ___________ ___________ ___________  __________  ___________
Investments, at Market Value:
 Common Stock                                                                                $10,487,242              $10,487,242
 Investments in Fidelity:
  Stock Mutual Funds                       $25,005,621               $22,274,404 $23,562,700                           70,842,725
  Bond Mutual Fund             $8,666,021                                                                               8,666,021
  Money Market Mutual Fund                               $34,603,443                                                   34,603,443
 Loans to Participants                                                                                    $8,375,755    8,375,755
                               __________  ___________   ___________ ___________ ___________ ___________  __________  ___________

Net Assets at
 December 31, 1993             $8,666,021  $25,005,621   $34,603,443 $22,274,404 $23,562,700 $10,487,242  $8,375,755 $132,975,186
                               ==========  ===========   =========== =========== =========== ===========  ========== ============


                                                                      December 31, 1992
                               __________________________________________________________________________________________________
                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
                               __________  ___________   ___________ ___________ ___________  __________  __________  ___________
Investments, at Market Value:
 Common Stock                                                                                 $9,005,521               $9,005,521
 Investments in Fidelity:
  Stock Mutual Funds                       $24,112,786               $11,922,075 $12,029,065                           48,063,926
  Bond Mutual Fund             $7,466,871                                                                               7,466,871
  Money Market Mutual Fund                               $37,409,208                                                   37,409,208
 Loans to Participants                                                                                    $7,146,713    7,146,713
                               __________  ___________   ___________ ___________ ___________  __________  __________  ___________

Net Assets at
 December 31, 1992             $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239
                               ==========  ===========   =========== =========== ===========  ==========  ========== ============

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)

                                    Statement of Income and Changes in Net Assets of the Master Trust
                                       for the Years Ended December 31, 1991 and December 31, 1992


                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1990            $1,627,837  $17,772,171   $37,370,958  $1,840,146  $2,239,905  $4,658,438  $5,337,773 $ 70,847,228

Realized Gains                    15,791       80,859                    67,853      70,868     734,692                  970,063
Unrealized Appreciation          176,743    4,269,396                   810,083     767,867   7,236,571               13,260,660
Dividend Income                               801,707                   218,177     575,952     181,964                1,777,800
Interest Income                  237,679                  2,231,681                               1,790     496,902    2,968,052
Contributions                  1,057,743    1,904,816     4,747,797   1,627,658   2,069,374   1,766,127               13,173,515
Withdrawals                     (163,094)  (1,310,508)   (3,836,324)   (238,981)   (299,956)   (675,544)              (6,524,407)
Administrative Expenses                                                                                      (8,075)      (8,075)
Interfund Transfers            1,119,858   (1,473,389)   (1,212,173)  2,095,965   1,902,987  (2,433,248)
Loans to Participants           (141,541)    (622,019)   (1,202,877)   (158,903)   (193,162)   (342,549)  2,661,051
Loan Paybacks                    212,655      408,915       981,639     328,865     400,811     337,024  (2,669,909)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1991            $4,143,671  $21,831,948   $39,080,701  $6,590,863  $7,534,646 $11,465,265  $5,817,742 $ 96,464,836

Realized Gains                    18,694      339,822                   198,256      77,471   1,364,170                1,998,413
Unrealized Appreciation         (126,507)     652,381                  (551,823)   (871,410) (1,853,159)              (2,750,518)
Dividend Income                               600,629                 1,386,607   1,536,066     145,373                3,668,675
Interest Income                  551,707        1,263     1,411,018       1,295         140       1,587     517,934    2,484,944
Contributions                  1,283,093    1,992,993     4,521,384   2,288,550   2,583,778   1,614,485               14,284,283
Withdrawals                     (198,007)  (1,324,817)   (3,943,742)   (484,722)   (626,709)   (469,049)              (7,047,046)
Administrative Expenses                                                                                     (11,348)     (11,348)
Interfund Transfers            1,778,224      262,798    (3,061,263)  2,379,576   1,691,677  (3,051,012)
Loans to Participants           (207,986)    (644,926)   (1,455,790)   (303,115)   (410,973)   (457,119)  3,479,909
Loan Paybacks                    223,982      400,695       856,900     416,588     514,379     244,980  (2,657,524)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1992            $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239
=================================================================================================================================

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)

                                    Statement of Income and Changes in Net Assets of the Master Trust
                                                 for the Year Ended December 31, 1993

                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1992            $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239


Realized Gains                    79,309      651,697                   218,446     222,106   1,690,617                2,862,175
Unrealized Appreciation           74,506      637,157                 1,631,008   1,431,864   2,193,929                5,968,464
Dividend Income                               992,107                 1,145,077   1,995,481     121,551                4,254,216
Interest Income                  623,204           10     1,056,118         380          30                 535,080    2,214,822
Contributions                  1,325,191    2,042,965     3,662,202   3,568,955   3,403,535   1,539,297               15,542,145
Withdrawals                     (604,426)  (1,328,250)   (2,826,541)   (794,878)   (801,590)   (570,610)              (6,926,295)
Administrative Expenses                                                                                     (32,580)     (32,580)
Interfund Transfers             (255,925)  (2,028,155)   (4,387,802)  4,667,081   5,415,585  (3,410,784)
Loans to Participants           (263,156)    (548,958)   (1,113,222)   (576,089)   (776,783)   (410,709)  3,688,917
Loan Paybacks                    220,447      474,262       803,480     492,349     643,407     328,430  (2,962,375)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1993            $8,666,021  $25,005,621   $34,603,443 $22,274,404 $23,562,700 $10,487,242  $8,375,755 $132,975,186
=================================================================================================================================

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

4.  TRANSACTIONS WITH RELATED PARTIES

The  APC  Stock  Fund  is  provided by the Plan  for  the  purpose  of  allowing participants to invest in the Company's Common Stock. All transactions involving Common Stock are reflected in this fund. The five mutual funds offered as investment options are managed by Fidelity.

Commissions and mutual fund expenses, including investment advisor fees paid to Fidelity, are paid by the Plan and are deducted from the investment return of the Funds. An initial set-up fee and quarterly maintenance fee are charged against the accounts of the participants for loans processed by Fidelity. All other trustee fees and related charges have been paid by the Company.


5.  REALIZED AND UNREALIZED GAINS (LOSSES)

      Realized
      ________
                                                     Average    Net Realized
                                    Proceeds           Cost      Gain (Loss)
                                  ___________     ___________    ___________
     APC Stock Fund              $    158,830    $    117,954    $    40,876
     US Bond Index Portfolio           45,510          44,394          1,116
     US Equity Index Portfolio         50,980          46,858          4,122
     Growth and Income Portfolio       45,767          43,432          2,335
     Magellan Fund                     60,358          57,081          3,277
                                 ____________    ____________    ___________
     1993 Total                  $    361,445    $    309,719    $    51,726
                                 ============    ============    ===========
     1992 Total                  $    216,802    $    190,994    $    25,808
                                 ============    ============    ===========
     1991 Total                  $    197,112    $    165,549    $    31,563
                                 ============    ============    ===========

      Unrealized
      __________
                                  Beginning          End
                                   of Year         of Year           Net
                                  Unrealized      Unrealized      Unrealized
                                 Appreciation    Appreciation        Gain
                                (Depreciation)  (Depreciation)      (Loss)
                                 ____________    ____________    ___________
     APC Stock Fund                $   20,077     $    96,320    $    76,243
     US Bond Index Portfolio              270             294             24
     US Equity Index Portfolio        104,122         108,774          4,652
     Growth and Income Portfolio          827           8,782          7,955
     Magellan Fund                     (2,510)          7,918         10,428
                                   __________     ___________    ___________
     1993 Total                    $  122,786     $   222,088    $    99,302
                                   ==========     ===========    ===========
     1992 Total                    $  161,257     $   122,786    $   (38,471)
                                   ==========     ===========    ===========
     1991 Total                    $ (123,752)    $   161,257    $   285,009
                                   ==========     ===========    ===========

American President Profit-Sharing Plan


NOTES TO FINANCIAL STATEMENTS

6.  INCOME TAX STATUS

The Internal Revenue Service ("IRS") last determined on May 22, 1990 that the Plan, as amended through January 1, 1989, was qualified under Section 401 of the Internal Revenue Code of 1954, as amended. Management believes that the Plan is designed and operated in accordance with IRS regulations and continues to qualify for tax-exempt status. So long as the Plan continues to be so qualified, it is not subject to federal income taxes.


7.  TRANSFERRED ASSETS

On January 2, 1991, the account balances of participants in the Plan who became participants in the APC Plan as of September 1990, were transferred to the APC Plan. Participation by these individuals in the Plan terminated as of this date.

American President Profit-Sharing Plan


                                   Schedule I
                            Master Trust Investments
                               December 31, 1993



                                                                    Market Value
                                                                        as a
                                                                   percentage of
                            Shares         Cost          Market    Master Trust
                                                          Value       Assets
                          __________   ____________   ____________ ____________
Investment in Fidelity

  Total U.S. Bond Index
    Portfolio*               787,820   $  8,512,959   $  8,666,021         6.52%
  Total U.S. Equity Index
    Portfolio*             1,447,922     21,246,671     25,005,621        18.80%
  Total Retirement Money
    Market Portfolio*     34,603,443     34,603,443     34,603,443        26.02%
  Total Growth and Income
    Portfolio*             1,002,448     20,479,647     22,274,404        16.75%

  Total Magellan Fund*       332,572     22,283,103     23,562,700        17.72%

Total APC Stock Fund         183,183      5,074,685     10,487,242         7.89%

Total Loan Fund                           8,375,755      8,375,755         6.30%
                                       ____________   ____________  ____________

                                       $120,576,263   $132,975,186       100.00%
                                       ============   ============  ============


Note: The A P Profit-Sharing Plan's portion of the above Master Trust Investments amounts to $2,384,792.

*A party-in-interest to the Plan, as defined by ERISA.

American President Profit-Sharing Plan                                                                             Page 1 of 1

                                                            Schedule II
                                   Allocation of Plan Assets and Liabilities to Investment Programs
                                                         December 31, 1993


                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock      Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund         Fund        Total
                             ___________   __________   ___________  __________  __________    _________  __________  ___________
ASSETS

Investment in Master Trust   $    97,040  $   192,195   $ 1,036,321  $  130,459  $  256,131    $ 362,356  $  310,290  $ 2,384,792
Receivable from American
  President Companies, Ltd.:
  Employer Contribution              654          690         8,743         703       2,387        2,503                   15,680
  Participant Contribution           679          735         4,778         819       1,317        1,582                    9,910
                              __________   __________   ___________  __________  __________   __________   __________  __________
                                   1,333        1,425        13,521       1,522       3,704        4,085                   25,590

TOTAL PLAN ASSETS                 98,373      193,620     1,049,842     131,981     259,835      366,441     310,290    2,410,382
                              __________   __________   ___________  __________  __________   __________   __________  __________


NET ASSETS AVAILABLE
 FOR BENEFITS                 $   98,373  $   193,620   $ 1,049,842  $  131,981  $  259,835    $ 366,441  $  310,290   $2,410,382
                              ==========   ===========  ===========  ==========   =========    =========  ==========   ==========


                                   Allocation of Plan Assets and Liabilities to Investment Programs
                                                         December 31, 1992


                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock      Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund         Fund        Total
                             ___________   __________   ___________  __________  __________    _________  __________  ___________
ASSETS

Investment in Master Trust   $    64,076  $   145,526   $   859,689  $   70,884  $  102,840    $ 242,352  $  208,189  $ 1,693,556
Receivable from American
  President Companies, Ltd.:
  Employer Contribution              202          341         7,161                     586          635                    8,925
  Participant Contribution
                              __________   __________   ___________  __________  __________   __________   __________  __________
                                     202          341         7,161                     586          635                    8,925


TOTAL PLAN ASSETS                 64,278      145,867       866,850      70,884     103,426      242,987     208,189    1,702,481
                              __________   __________   ___________  __________  __________   __________   __________  __________


NET ASSETS AVAILABLE
 FOR BENEFITS                 $   64,278  $   145,867   $   866,850  $   70,884   $ 103,426    $ 242,987  $  208,189   $1,702,481
                              ==========   ===========  ===========  ==========   =========    =========  ==========   ==========

American President Profit-Sharing Plan                                                                                Page 1 of 3


                                                      Schedule III
                            Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                              For the Year Ended December 31, 1993



                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock       Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund          Fund       Total
                               __________  ___________   ___________  ___________  __________   __________  __________  _________
INVESTMENT ACTIVITY
  Dividend Income                          $     7,035                $     6,598   $   20,839  $    5,528              $  40,000
  Interest Income              $    6,349                 $   27,913                                        $   14,837     49,099
  Realized Gains                    1,116        4,122                      2,335        3,277      40,876                 51,726
  Unrealized Appreciation              24        4,652                      7,955       10,428      76,243                 99,302
                               __________  ___________    __________  ___________  ___________  __________  __________  _________

  Total Investment Activity         7,489       15,809        27,913       16,888       34,544     122,647      14,837    240,127
                               __________  ___________    __________  ___________  ___________  __________  __________  _________
CORPUS ACTIVITY
  Contributions
    Employer                       23,316       28,166       241,862       23,499       41,087      60,203                418,133
    Participants                   33,298       36,886       255,602       36,145       57,828      79,739                499,498
                               __________  ___________    __________   __________   __________  __________  __________  _________

                                   56,614       65,052       497,464       59,644       98,915     139,942                917,631

  Withdrawals by Participants     (23,976)     (28,645)     (242,676)     (38,131)     (35,067)    (76,092)              (444,587)

  Administrative Expenses                                                                                       (5,270)    (5,270)

  Interfund Transfers                (197)       4,347       (48,325)      22,543       62,293     (40,661)
  Loans to Participants           (12,556)     (21,802)     (141,417)      (8,166)     (23,935)    (51,008)    258,884
  Loan Paybacks,
     Including Interest             6,721       12,992        90,033        8,319       19,659      28,626    (166,350)
                               __________  ___________   ___________   __________   __________  __________  __________  _________

  Total Corpus Activity            26,606       31,944       155,079       44,209      121,865         807      87,264    467,774
                               __________  ___________   ___________   __________   __________  __________  __________  _________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY                34,095       47,753       182,992       61,097      156,409     123,454     102,101    707,901

Net Assets Available for
Benefits at December 31, 1992      64,278      145,867       866,850       70,884      103,426     242,987     208,189  1,702,481
                               __________  ___________   ___________   __________   __________  __________  __________ __________
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  DECEMBER 31, 1993            $   98,373  $   193,620    $1,049,842   $  131,981   $  259,835  $  366,441  $  310,290 $2,410,382
                               ==========  ===========    ==========   ==========   ==========  ==========  ========== ==========

American President Profit-Sharing Plan                                                                             Page 2 of 3


                                                            Schedule III
                              Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                              For the Year Ended December 31, 1992



                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock       Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund          Fund       Total
                               __________  ___________   __________   ___________  __________   __________  __________  _________
INVESTMENT ACTIVITY
  Dividend Income                          $     3,257                $     8,276  $   10,867   $    3,306              $  25,706
  Interest Income              $    4,756                $   24,914                                         $   10,145     39,815
  Realized Gains                      741        1,975                      1,353         905       20,834                 25,808
  Unrealized Appreciation          (1,339)       4,422                     (3,506)     (5,963)     (32,085)               (38,471)
                               __________  ___________   __________   ___________  __________   __________  __________  _________

  Total Investment Activity         4,158        9,654       24,914         6,123       5,809       (7,945)     10,145     52,858
                               __________  ___________   __________   ___________  __________   __________  __________  _________
CORPUS ACTIVITY
  Contributions
    Employer                       22,084       28,232      256,838        19,542      22,765       57,868                407,329
    Participants                   25,160       33,867      267,860        26,198      33,931       77,220                464,236
                               __________  ___________   __________    __________  __________   __________  __________  _________

                                   47,244       62,099      524,698        45,740      56,696      135,088                871,565
  Withdrawals by Participants     (15,832)     (11,742)    (148,388)      (14,201)    (18,956)     (46,541)              (255,660)

  Administrative Expenses                                                                                       (1,630)    (1,630)

  Interfund Transfers                (988)      (3,517)      (7,431)          593      26,714      (15,371)
  Loans to Participants           (10,173)     (12,963)    (107,241)      (11,364)    (14,012)     (35,453)    191,206
  Loan Paybacks,
     Including Interest             3,995        7,971       44,469         4,372       5,305       15,721     (81,833)
                               __________  ___________   __________    __________  __________   __________  __________  _________
  Total Corpus Activity            24,246       41,848      306,107        25,140      55,747       53,444     107,743    614,275
                               __________  ___________   __________    __________  __________   __________  __________  _________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY                28,404       51,502      331,021        31,263      61,556       45,499     117,888    667,133

Net Assets Available for
Benefits at December 31, 1991      35,874       94,365      535,829        39,621      41,870      197,488  $   90,301 $1,035,348
                               __________  ___________   __________    __________  __________   __________  __________ __________

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  DECEMBER 31, 1992            $   64,278  $   145,867    $  866,850   $   70,884   $  103,426  $  242,987  $  208,189 $1,702,481
                               ==========  ===========    ==========   ==========   ==========  ==========  ========== ==========

American President Profit-Sharing Plan                                                                             Page 3 of 3


                                                            Schedule III
                              Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                                For the Year Ended December 31, 1991



                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund        Total
                              __________  ___________   ___________  __________  __________  __________  __________  ___________
INVESTMENT ACTIVITY
  Dividend Income                         $     3,244                $    1,386  $    3,054  $    2,690              $    10,374
  Interest Income             $    2,201                $    22,401                                 290  $    4,054       28,946
  Realized Gains                     417        3,595                     1,510       1,656      24,385                   31,563
  Unrealized Appreciation            143      105,575                    15,264      10,381     153,646                  285,009
                              __________  ___________   ___________  __________  __________  __________  __________  ___________

  Total Investment Activity        2,761      112,414        22,401     18,160       15,091     181,011       4,054      355,892
                              __________  ___________   ___________  __________  __________  __________  __________  ___________

CORPUS ACTIVITY
  Contributions
    Employer                      14,879       24,263       177,992      12,193      14,431      42,547                  286,305
    Participants                  21,323       31,314       213,735      20,304      20,989      59,223                  366,888
                              __________  ___________    __________  __________  __________  __________  __________  ___________

                                  36,202       55,577       391,727      32,497      35,420     101,770                  653,193

  Withdrawals by Participants    (15,139)     (38,271)     (141,159)    (11,378)    (17,868)    (73,273)                (297,088)

  Administrative Expenses                                                                                    (1,001)      (1,001)

  Interfund Transfers               (906)         (72)        2,204        (432)      2,621      (3,415)
  Loans to Participants           (3,294)     (15,872)      (61,406)     (3,779)     (2,284)    (18,379)    105,014
  Loan Paybacks,
     Including Interest            1,591        5,800        24,311       1,307       1,261       6,237     (40,507)
                               _________  ___________    __________  __________  __________  __________  __________  ___________

  Total Corpus Activity           18,454        7,162       215,677      18,215      19,150      12,940      63,506      355,104
                               _________  ___________    __________  __________  __________  __________  __________  ___________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY               21,215      119,576       238,078      36,375      34,241     193,951      67,560      710,996

  TRANSFERS OF ASSETS            (71,813)  (1,034,504)   (2,508,641)   (152,641)   (187,219)   (235,668)   (266,651)  (4,457,137)

Net Assets Available for
Benefits at December 31, 1990     86,472    1,009,293     2,806,392     155,887     194,848     239,205     289,392    4,781,489
                               _________  ___________    __________  __________  __________  __________  __________  ___________
NET ASSETS AVAILABLE
  AT DECEMBER 31, 1991         $  35,874  $    94,365    $  535,829  $   39,621  $   41,870  $  197,488  $   90,301  $ 1,035,348
                               =========  ===========    ==========  ==========  ==========  ==========  ==========  ===========

                                                                 Exhibit 23.1




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 22, 1994, included in this Amendment No.2 to Form 10-K/A Annual Report into the Company's previously filed Registration Statements on Form S-3 (File No. 33-60893) and Form S-8 (File No. 33-24847).




/s/  Arthur Andersen & Co.
San Francisco, California
April 27, 1994